[Fannie Mae Logo]

news release

Media Hotline: 1-888-326-6694
Resource Center: 1-800-732-6643

Contact: Janis Smith, 202-752-6673

Number: 4175

Date: November 15, 2007

Fannie Mae Announces Investor/Analyst Conference Call

Fannie Mae (FNM/NYSE) will host a conference call tomorrow, Friday, November 16th at 9:00 a.m. (EST), to provide investors and analysts an opportunity to ask technical accounting questions about the company’s first, second, and third quarter reports filed last week on Forms 10-Q with the Securities and Exchange Commission.

Mary Lou Christy, Senior Vice President, Investor Relations, will host the call. Stephen Swad, Executive Vice President and Chief Financial Officer, along with other members of senior management, will answer questions from investors and analysts. The dial-in number for the call is 1-800-230-1074 or, for international callers, 612-332-0335. The confirmation code is 896391. Please dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available for thirty days starting at 2:30 p.m. Eastern Time on November 16th through midnight Eastern Time on December 16th. The replay number for the call is 1-800-475-6701 or, for international callers, 320-365-3844. The confirmation code is 896391.

The conference call will also be web cast at www.fanniemae.com and will be available for 30 days after the call.

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Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market. Fannie Mae has a federal charter and operates in America’s secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. Our job is to help those who house America.